Exhibit 24(a)

CERTIFICATE

I, J. Michael Farren, Secretary of Xerox Corporation, a New York Corporation, (the “Company”), DO HEREBY CERTIFY that Exhibit A is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of the Company duly held and convened on May 19, 2005, at which meeting a duly constituted quorum of the Board of Directors was present and acting throughout and that such resolution has not been modified, rescinded or revoked and is at present in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 25th day of May, 2005.

/s/ J. MICHAEL FARREN
Vice President, External and Legal Affairs,
General Counsel and Corporate Secretary
Xerox Corporation

Exhibit A

RESOLVED: That each of the officers and directors of the Company who may be required to execute the Amendments, whether on behalf of the Company or as an officer or director thereof, be and hereby is authorized to execute a power of attorney appointing L.A. Zimmerman, J. M. Farren, S. K. Lee and D. H. Marshall, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) the Amendments, and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.